77Q1(e)(1) - First Amendment to Investment Advisory Agreement between Registrant and Virtus Investment Advisers, Inc., dated
January 1, 2010, filed via EDGAR with Post-Effective Amendment
No. 50 (File No. 033-64915) on February 25, 2010 and
incorporated herein by reference.

77Q1(e)(2) - First Amendment to Subadvisory Agreement between
Virtus Investment Advisers, Inc. and SCM Advisors, LLC, dated
January 1, 2010, filed via EDGAR with Post-Effective Amendment
No. 50 (File No. 033-64915) on February 25, 2010 and
incorporated herein by reference.

77Qq(e)(3) - First Amendment to Subadvisory Agreement between
Virtus Investment Advisers, Inc. and Vontobel Asset Management,
Inc. , dated January 1, 2010, filed via EDGAR with Post-
Effective Amendment No. 50 (File No. 033-64915) on February 25,
2010 and incorporated herein by reference.

77Q1(e)(4) - Subadvisory Agreement between VIA and HIM Monegy,
Inc., dated May 18, 2010, filed via EDGAR herewith.